UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2021

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 10, 2021, the Audit Committee of the Board of Directors of Taronis Fuels, Inc. (the “Company”), in consultation with management, concluded that the Company’s previously issued financial statements for the year ended December 31, 2019 and for each of the interim quarterly periods in fiscal 2020 should not be relied upon.

On April 9, 2021, Edward J. Fred, who was then serving as the Company’s Chief Financial Officer and Treasurer and interim Chief Executive Officer and President, informed members of the Board of Directors that certain revenues and gross profit in the third quarter of fiscal 2020 were recognized prematurely or inaccurately due to an incorrect application of generally accepted accounting principles, and that previously reported revenue and gross profit were likely overstated and the related net loss was likely understated. In addition, retained earnings are believed to be overstated.

On April 10, 2021, the Board of Directors commenced an investigation of the Company’s previously issued accounting results and internal controls, to be overseen by the Company’s Audit Committee. Also on April 10, 2021, the Board of Directors appointed Mary Pat Thompson as Chief Financial Officer and Treasurer in place of Mr. Fred and authorized the retention of forensic accountants and external counsel to assist in the investigation of the Company’s previously issued financial statements.

Based on a preliminary assessment of the information provided by Mr. Fred and discussions with Ms. Thompson, the Audit Committee determined that the Company’s previously issued financial statements may contain errors relating to, among other things, (i) recognition of revenue from contracts with customers and international sales, (ii) entries between the Company and Taronis Technologies, Inc., the Company’s former parent, possibly dating back to the Company’s spin-off from Taronis Technologies, Inc., (iii) financial reporting of the Company’s acquisition of Tech-Gas Solutions, LLC in May 2020, and (iv) underreporting of cost of goods sold, and the overreporting of gross income, in the second and third quarters of fiscal 2020. As a result, the Audit Committee determined that the Company’s previously issued financial statements for the year ended December 31, 2019 and for each of the interim quarterly periods in fiscal 2020 should not be relied upon.

The Company’s investigation is ongoing and the Company may identify further errors. The Company does not expect to file its Annual Report on Form 10-K for the year ended December 31, 2020 on a timely basis. The investigation is in its early stages and the Company cannot predict its duration or outcome.

No member of the Audit Committee, as reconstituted on April 10, 2021, or executive officer of the Company, each of which was appointed on April 10, 2021, has discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Marcum LLP.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the investigation of the Company’s previously issued accounting results and internal controls and the results of such investigation. Such forward-looking statements are subject to certain risks and uncertainties and are based on assumptions about many important factors which could cause actual results to differ materially from those in the forward-looking statements, including without limitation, developments in connection with the investigation, including developments that would expand the scope of the investigation or require the correction of additional misstatements in the previously issued financial statements; future actions of governmental authorities, including the Securities and Exchange Commission; and other risks identified in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements unless otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2021	TARONIS FUELS, INC.

By:	/s/ Mary Pat Thompson
Name:	Mary Pat Thompson
Title:	Chief Financial Officer and Treasurer